UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

1-34600
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors of Oxygen Biotherapeutics, Inc., adopted a resolution effective March 1, 2010 decreasing the number of persons comprising the board of directors to eight persons, as permitted by the terms of our bylaws; a second resolution was adopted effective May 30, 2010 decreasing the number of persons comprising the board of directors to seven persons. The effective dates of reduction correlate with the effective dates of two resigning Directors. Dr. Bruce Spiess resigned his positions as Director on the board effective March 1, 2010. At the time of his resignation Dr. Spiess was not a member of any committees. Dr. Gerald Klein has submitted his resignation effective May 30, 2010. Dr. Klein is currently a member of the Compensation Committee and the Development Committee and has been appointed to the position of Chief Medical Officer for Oxygen Biotherapeutics, Inc. effective June 1, 2010. As of March 1, 2010 there are now four committees (1)the Corporate Governance and Nominating committee, consisting of William Chatfield, Rene Eckert and Ronald Blanck; (2) the Audit Committee consisting of J. Melville Engle, Rene Eckert and Ronald Blank; (3) the Compensation Committee, consisting of Gerald Klein, Rene Eckert and J. Melville Engle; and (4) the Development Committee , consisting of Ronald Blanck; Gregory Pepin, Richard Kiral, and Gerald Klein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: March 4, 2010	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer